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                                                                  Rule 424(b)(3)
                                                                      333-103994


             ADDENDUM TO PROSPECTUS SUPPLEMENT DATED APRIL 11, 2003

                                               Dated: February 1, 2004

                                 STATE OF ISRAEL
                                 $2,350,000,000
                               THIRD JUBILEE ISSUE
                            DOLLAR BONDS (FIXED RATE)

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The interest rate of each State of Israel Third Jubilee Issue Dollar Bond to be sold during the SALES PERIOD commencing on FEBRUARY 1, 2004 and terminating on FEBRUARY 29, 2004 is:

       SERIES A (FIVE YEARS):  4.05%           SERIES B (TEN YEARS):  5.30%

To ensure purchase of a Bond at such interest rate, the purchase price and all supporting documentation MUST BE RECEIVED BY Development Corporation for Israel by FEBRUARY 24, 2004.

Effective as of December 1, 2003, the aggregate principal amount of the Third Jubilee Issue Dollar Bonds offered under this prospectus has been increased to $2,350,000,000.